Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

DarkIris Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(3)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Ordinary Shares, par value US$0.0001 per share (3)	457(o)	1,725,000	4.00	$6,900,000	0.0001531	$1,056.39
	Total Offering Amounts					$6,900,000		$1,056.39
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$1,056.39

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (or the Securities Act), there is also being registered hereby such indeterminate number of additional shares of ordinary shares as may be issued or issuable because of stock splits, stock dividends and similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.